                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       ----------------------------------

       Date of Report (date of earliest event reported): February 22, 2001


                         NCO PORTFOLIO MANAGEMENT, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


              Delaware                            000-32403                         23-3005839
-------------------------------------  ---------------------------------  --------------------------------
  (State or other jurisdiction of          (Commission File Number)              (I.R.S. Employer
   incorporation or organization)                                             Identification Number)

                               1705 Whitehead Road
                            Baltimore, Maryland 21207
                            -------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (410-594-7000)
                                                           --------------

         Pursuant to the Fifth Amended Plan of Reorganization (with technical amendments) dated December 21, 2000 (the "Plan") of Creditrust Corporation ("Creditrust") and related Second Amended and Restated Agreement and Plan of Merger dated as of September 20, 2000 ("Merger Agreement") among Creditrust, NCO Financial Systems, Inc., NCO Portfolio Management, Inc. ("Portfolio"), and NCO Group, Inc., on February 22, 2001, Creditrust was merged into Portfolio. Portfolio was the surviving corporation in the merger and will continue to operate as a Delaware corporation under the name "NCO Portfolio Management, Inc."

         On February 28, 2001, Creditrust filed a Current Report on Form 8-K with the SEC to report the merger and Portfolio filed a Current Report on Form 8-K with the SEC pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934 to assume Creditrust's reporting obligations. Portfolio, as the successor reporting person, is amending the Current Report on Form 8-K filed by Creditrust on February 28, 2001 to provide the financial information required by Item 7 of the Current Report on Form 8-K.

Item 7.           Financial Statements and Exhibits.
                  ----------------------------------

                  The following exhibits are being filed as part of this report:

                  (a)      Financial Statements of Businesses Acquired

         Creditrust Corporation
         ----------------------

         The audited financial statements for Creditrust Corporation are set forth in the Annual Report on Form 10-K of NCO Portfolio Management, Inc. (SEC File No.000-32403) filed with the Securities and Exchange Commission on April 2, 2001.

         NCO Portfolio Management, Inc.
         -----------------------------

Report of Independent Auditors................................................................................F-1

Balance Sheets as of December 31, 1999 and 2000...............................................................F-2

Statements of Income for the period January 22, 1999 (date of inception)
  to December 31, 1999 and for the year ended December 31, 2000...............................................F-3

Statements  of  Stockholder's  Equity for the period  January 22, 1999 (date of  inception)
  to December 31, 1999 and for the year ended December 31, 2000...............................................F-4

Statements of Cash Flows for the period January 22, 1999 (date of inception)
  to December 31, 1999 and for the year ended December 31, 2000...............................................F-5

Notes to Financial Statements.................................................................................F-6

Quarterly Statement of Income for the year ended December 31, 2000...........................................F-11

                  (b)  Pro Forma Financial Information.

Pro Forma Consolidated Financial Information.................................................F-12

                  (c)  Exhibits:

              Number                      Title
              ------                      -----

              2.1 Creditrust Corporation Fifth Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated December 21, 2000. Filed as Exhibit 2.1 to the Quarterly Report on Form 10-Q of Creditrust Corporation (SEC File No. 000-24619) for the fiscal quarter ended June 30, 2000 (the "June 30, 2000 Form 10-Q") and incorporated herein by reference.

              2.2 Order Confirming Creditrust Corporation's Fifth Amended Plan of Reorganization (With Technical Amendments) dated December 21, 2000. Filed as
                            Exhibit 2.2 to the Current Report on Form 8-K of Creditrust Corporation (SEC File No. 000-24619) filed on February 9, 2001 and incorporated herein by reference.

              2.3 Second Amended and Restated Agreement and Plan of Merger dated as of September 20, 2000 for the merger of Creditrust Corporation with and into Portfolio. Filed as Exhibit 2.2 to the June 30, 2000 Form 10-Q of Creditrust Corporation (SEC File No. 000-24619) and incorporated herein by reference.

              2.4 Fifth Amended Disclosure Statement of Creditrust Corporation dated December 21, 2000. Filed as
                            Exhibit 2.3 to the June 30, 2000 Form 10-Q of Creditrust Corporation (SEC File No. 000-24619) and incorporated herein by reference.

              3.1 Amended and Restated Certificate of Incorporation of Portfolio. (previously filed)

              3.2           Amended and Restated Bylaws of Portfolio.
                            (previously filed)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                 NCO PORTFOLIO MANAGEMENT, INC.

                                 By:  /s/  Richard J. Palmer
                                      ---------------------------------------
                                      Senior Vice President, Finance and Chief
                                      Financial Officer



Date:   May 4, 2001

                         Report of Independent Auditors




To the Shareholder of
NCO Portfolio Management, Inc.

We have audited the accompanying balance sheets of NCO Portfolio Management, Inc. as of December 31, 2000 and 1999, and the related statements of income, shareholder's equity and cash flows for the year ended December 31, 2000 and for the period January 22, 1999 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NCO Portfolio Management, Inc. at December 31, 2000 and 1999, the results of its operations and its cash flows for the year ended December 31, 2000 and for the period January 22, 1999 (date of inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                                  /s/ Ernst & Young LLP


February 13, 2001

                         NCO PORTFOLIO MANAGEMENT, INC.

                                 BALANCE SHEETS



                                                                                                    December 31,

                                                                                               1999              2000
                                                                                               ----              ----
                                     Assets

Purchased accounts receivable                                                               $  4,694,000    $  31,480,000
Other assets                                                                                           -          666,000
                                                                                            ------------    -------------

       Total assets                                                                         $  4,694,000    $  32,146,000
                                                                                            ============    =============


                      Liabilities and Stockholder's Equity

Liabilities:

Notes payable, affiliates                                                                   $  3,765,000    $  23,377,000
Deferred income taxes                                                                            623,000        4,940,000
                                                                                            ------------    -------------

       Total liabilities                                                                       4,388,000       28,317,000
                                                                                            ------------    -------------

Stockholder's equity:

Common stock, 8,599,000 shares authorized, issued,
  and outstanding at December 31, 1999 and 2000                                                    1,000            1,000
Retained earnings                                                                                305,000        3,828,000
                                                                                            ------------    -------------

       Total stockholder's equity                                                                306,000        3,829,000
                                                                                            ------------    -------------

       Total liabilities and stockholder's equity                                           $  4,694,000    $  32,146,000
                                                                                            ============    =============




                             See accompanying notes.

                         NCO PORTFOLIO MANAGEMENT, INC.

                              STATEMENTS OF INCOME



                                                                                  For the period
                                                                                  January 22, 1999
                                                                               (date of inception) to         Year ended
                                                                                  December 31, 1999        December 31, 2000
                                                                                  -----------------        -----------------
Revenue                                                                              $  1,959,000           $  13,151,000

Operating costs and expenses:
  Payroll and related expenses                                                            180,000                 327,000
  Servicing fees                                                                          981,000               5,741,000
  Selling, general, and administrative expenses                                            57,000                 112,000
                                                                                  ---------------         ---------------

     Total operating costs and expenses                                                 1,218,000               6,180,000
                                                                                    -------------          --------------

Income from operations                                                                    741,000               6,971,000

Interest expense paid to affiliate                                                        253,000               1,334,000
                                                                                   --------------         ---------------

Income before income tax expense                                                          488,000               5,637,000

Income tax expense                                                                        183,000               2,114,000
                                                                                    -------------          --------------

Net income                                                                           $    305,000           $   3,523,000
                                                                                     ============           =============




                             See accompanying notes.

                         NCO PORTFOLIO MANAGEMENT, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY



                                                                      Common Stock
                                                                      ------------           Retained
                                                                  Shares        Amount       Earnings         Total
                                                                  ------        ------       --------         -----
Balance at January 22, 1999 (date of inception)                         -       $    -      $        -     $        -

Issuance of common stock                                        8,599,000        1,000               -          1,000

Net income                                                              -            -         305,000        305,000
                                                                ---------       ------      ----------     ----------

Balance at December 31, 1999                                            -        1,000         305,000        306,000

Net income                                                              -            -       3,523,000      3,523,000
                                                                ---------       ------      ----------     ----------

Balance at December 31, 2000.                                   8,599,000       $1,000      $3,828,000     $3,829,000
                                                                =========       ======      ==========     ==========




                             See accompanying notes.

                         NCO PORTFOLIO MANAGEMENT, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                   For the period
                                                                                   January 22, 1999
                                                                               (date of inception) to      Year ended
                                                                                  December 31, 1999     December 31, 2000
                                                                                  -----------------     -----------------
Cash flows from operating activities:
   Net income                                                                       $   305,000          $  3,523,000
   Adjustments to reconcile net income to net cash provided by operating activities:
      Changes in operating assets and liabilities:
        Deferred income taxes                                                           623,000             4,317,000
                                                                                    -----------          ------------

Net cash provided by operating activities                                               928,000             7,840,000

Cash flows from investing activities:
   Acquisitions of purchased accounts receivable                                     (6,799,000)          (31,351,000)
   Collections applied to principal of purchased accounts receivable                  2,105,000             4,565,000
   Cash paid for acquisition                                                                  -              (666,000)
                                                                                    -----------          ------------

Net cash used in investing activities                                                (4,694,000)          (27,452,000)

Cash flows from financing activities:
   Issuance of common stock                                                               1,000                     -
                                                                                    -----------          ------------
Net cash provided by financing activities                                                 1,000                     -

Net increase in cash and cash equivalents                                            (3,765,000)          (19,612,000)
Notes payable, affiliates at beginning of period                                              -            (3,765,000)
                                                                                    -----------          ------------

Notes payable, affiliates at end of period                                          $(3,765,000)         $(23,377,000)
                                                                                    ===========          ============



                             See accompanying notes.

                         NCO PORTFOLIO MANAGEMENT, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.   Nature of Operations:

NCO Portfolio Management, Inc. ("NCO Portfolio" or the "Company") was incorporated in Delaware on January 22, 1999 (date of inception) under the name of NCO Portfolio Funding, Inc. The Company changed its name from NCO Portfolio Funding, Inc. to NCO Portfolio Management, Inc. in February 2001. NCO Portfolio purchases and manages defaulted consumer receivables from credit grantors, including banks, finance companies, retail merchants and other service providers. NCO Portfolio's customers are located throughout the United States. NCO Portfolio has funded its purchased accounts receivable through internal cash flows and financing from a wholly owned subsidiary of NCO Group, Inc. NCO Portfolio was a wholly owned subsidiary of NCO Group, Inc. ("NCO Group" or the "Parent") until NCO Portfolio's merger with Creditrust Corporation ("Creditrust") in February 2001 (See Note 10).

In February 2001, the Board of Directors of NCO Portfolio declared an 8,599-for-one stock split. All share amounts for all periods presented have been adjusted to reflect the stock split.

2.   Summary of Significant Accounting Policies:

     Purchased Accounts Receivable:

NCO Portfolio accounts for its investment in purchased accounts receivable on an accrual basis under the guidance of Practice Bulletin 6, "Amortization of Discounts on Certain Acquired Loans," using unique and exclusive static pools. Static pools are established with accounts having similar attributes. Typically, each pool consists of an individual acquisition of accounts. Once a static pool is established, the accounts in the pool are not changed.

Each static pool is initially recorded at cost. Collections on the pools are allocated to revenue and principal reduction based on the estimated internal rate of return for each pool. The internal rate of return for each static pool is estimated based on the expected monthly collections over the estimated economic life of each pool (generally five years, based on NCO Portfolio's collection experience), compared to the original purchase price. Revenue on purchased accounts receivable is accrued monthly based on each static pool's effective internal rate of return applied to each static pool's monthly opening carrying value. To the extent collections exceed the revenue accrual, the carrying value is reduced and the reduction is recorded as collections applied to principal. Because the internal rate of return reflects collections for the entire economic life of the static pool and those collections are not constant, lower collection rates, typically in the early months of ownership, can result in a situation where the actual collections are less than the revenue accrual. In this situation, the carrying value of the pool may be accreted for the difference between the revenue accrual and the carrying value.

To the extent the estimated future cash flow increases or decreases from the expected level of collections, NCO Portfolio adjusts the yield (the internal rate of return) accordingly. To the extent that the carrying amount of a particular static pool exceeds its expected future cash flows, a charge to earnings would be recognized in the amount of such impairment. After the impairment of a static pool, no income is recorded on that static pool and collections are recorded as a return of capital. The estimated yield for each static pool is based on estimates of future cash flows from collections, and actual cash flows may vary from current estimates. The difference could be material.

Proceeds from the sale of accounts that are included as parts of a static pool are accounted for as collections in that static pool. Collections on replacement accounts received from the originator of the loans are included as collections in the corresponding static pools. The discount between the cost of each static pool and the face value of the static pool is not recorded since NCO Portfolio expects to collect a relatively small percentage of each static pool's face value.

                         NCO PORTFOLIO MANAGEMENT, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


2.   Summary of Significant Accounting Policies (Continued):

     Income Taxes:

NCO Portfolio was included in NCO Group's consolidated federal income tax return for 1999 and 2000. The provision for income taxes has been prepared as if NCO Portfolio was an independent entity in accordance with the provisions of the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

The static pools of purchased accounts receivable are composed of distressed debt. Collection results are not guaranteed until received, accordingly, for tax purposes any gain on a particular static pool is deferred until the full cost of its acquisition is recovered. Revenue for book purposes is recognized over the life of the static pool. Accordingly, deferred income taxes are created during the early stages of the static pool, and are realized after the cost basis of the static pool is recovered. The creation of new deferred tax liabilities from future purchases of static pools will off-set the reversal of the deferred tax liabilities from static pools where the revenue has become fully taxable.

     Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates have been made by management with respect to the amount of future cash flows of portfolios. The estimated future cash flows of the portfolios are used to recognize revenue and amortize the carrying values of the purchased accounts receivable. Actual results could differ from these estimates, making it reasonably possible that a change in these estimates could occur within one year. On a quarterly basis, management reviews the estimate of future collections, and it is reasonably possible that its assessment may change based on actual results and other factors. The change could be material.

3.   Purchased Accounts Receivable:

NCO Portfolio purchases defaulted consumer receivables at a discount from the actual principal balance. The following summarizes the change in purchased accounts receivable for the period from January 22, 1999 to December 31, 1999 and for the year ended December 31, 2000:

                                                               1999               2000
                                                               ----               ----
     Balance, at beginning of period                    $           -       $    4,694,000
     Purchases of accounts receivable                       6,799,000           31,351,000
     Collections                                           (4,064,000)         (17,716,000)
     Revenue recognized                                     1,959,000           13,151,000
                                                        -------------       --------------

     Balance, at end of period                          $   4,694,000       $   31,480,000
                                                        -------------       --------------

                         NCO PORTFOLIO MANAGEMENT, INC.

4.   Income Taxes:

NCO Portfolio was included in NCO Group's consolidated federal income tax return. As such, it did not pay federal taxes directly to the federal government.

Income tax expense consisted of the following components for the period from January 22, 1999 to December 31, 1999 and for the year ended December 31, 2000:

                                                          1999              2000
                                                          ----              ----
     Deferred:
         Federal                                      $171,000        $1,973,000
         State                                          12,000           141,000
                                                    ----------      ------------
         Income tax expense                           $183,000        $2,114,000
                                                      ========        ==========

Deferred tax liabilities were comprised of differences between the purchased accounts receivable tax basis versus the basis for financial reporting purposes.

A reconciliation of the U.S. statutory income tax rate to the effective rate for the period from January 22, 1999 to December 31, 1999 and for the year ended December 31, 2000 was as follows:

                                                          1999         2000
                                                          ----         ----

     U.S. Statutory income tax rate                        35.0%        35.0%
     State taxes                                            2.5          2.5
                                                          -----         ----
     Effective tax rate                                    37.5%        37.5%
                                                          =====         ====
5.   Stock Options:

In September 1996, NCO Group adopted the 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan, as amended, authorized 3.7 million shares of incentive or non-qualified stock options. The vesting period for the outstanding options under the 1996 Plan is three years. The options expire no later than 10 years from the date of grant.

A summary of the NCO Portfolio employees' stock option activity in NCO Group's 1996 Plan was as follows:

                                                                                      Weighted
                                                                                        Average
                                                                   Number of        Exercise Price
                                                                    Options            Per Share
                                                                  -------------    -----------------
            Outstanding at January 22, 1999                                -              $     -
              Granted                                                   16,000                27.04
              Exercised                                                 (1,000)               23.33
                                                                  ------------    -----------------

            Outstanding at December 31, 1999                            15,000                27.29
              Granted                                                   10,000                25.19
                                                                   ------------    -----------------

            Outstanding at December 31, 2000                            25,000               $26.45
                                                                  ============    =================
            Stock options exercisable at December 31, 2000
                                                                        11,000               $26.00
                                                                  ============    =================

The stock options outstanding as of December 31, 2000 had exercise prices ranging from $23.33 to $33.38 and had a weighted average remaining life of 8.55 years.

                         NCO PORTFOLIO MANAGEMENT, INC.

5.   Stock Options (Continued):

NCO Portfolio accounts for stock option grants in accordance with APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. Under APB 25, because the exercise price of the stock options equaled the fair value of the underlying common stock on the date of grant, no compensation cost was recognized. In accordance with FASB 123, "Accounting for Stock-Based Compensation," NCO Portfolio does not recognize compensation cost based on the fair value of the options granted at grant date. If NCO Portfolio had elected to recognize compensation cost based on the fair value of the options granted at grant date, net income for the period from January 22, 1999 to December 31, 1999 and for the year ended December 31, 2000, would have been reduced to $287,000 and $3,494,000, respectively.

The estimated weighted average, grant-date fair values of the options granted during the period from January 22, 1999 to December 31, 1999 and the year ended December 31, 2000 were $12.33 and $10.81, respectively. All options granted were at the market price of the stock on the grant date. For valuation purposes, NCO Portfolio utilized the Black-Scholes option pricing model using the following assumptions for the period from January 22, 1999 to December 31, 1999 and for the year ended December 31, 2000 on a weighted average basis: dividend yield of 0.0%, volatility factor of 52.96%, risk-free interest rate of 5.80% and 5.90%, respectively, and an expected life of 3.25 years.

6.   Fair Value of Financial Instruments:

The accompanying financial statements include various estimated fair value information as of December 31, 1999 and 2000, as required by SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." Such information, which pertains to NCO Portfolio's financial instruments, is based on the requirements set forth in the Statement and does not purport to represent the aggregate net fair value of NCO Portfolio.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value.

     Purchased Accounts Receivable:

NCO Portfolio records purchased accounts receivable at cost, which is discounted from the contractual receivable balance. The carrying value of purchased accounts receivable, which was estimated based upon future cash flows, approximates fair value at December 31, 1999 and 2000.

     Notes Payable, Affiliate:

NCO Portfolio had notes payable to NCO Group at December 31, 1999 and 2000. The interest rates charged on these notes approximate market rates for debt with similar terms and maturities, and, accordingly, the carrying amounts approximate fair value.

7.   Employee Benefit Plans:

NCO Portfolio is a participant in NCO Group's savings plan under Section 401(k) of the Internal Revenue Code (the "Plan"). The Plan allows all eligible employees to defer up to 15% of their income on a pretax basis through contributions to the Plan. NCO Portfolio will provide a matching contribution of 25% of an employee's contribution, subject to a maximum of 1.5% of an employee's base salary.

                         NCO PORTFOLIO MANAGEMENT, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


8.   Commitments and Contingencies:

     Forward Flow Agreements

NCO Portfolio enters into certain forward flow agreements with multiple financial institutions, which obligate NCO Portfolio to purchase, on a monthly basis, portfolios of charged-off receivables meeting certain criteria. As of December 31, 2000, NCO Portfolio had one forward flow agreement that obligates NCO Portfolio to purchase accounts receivable for a maximum price of $3.1 million per month through until June 2001 and $2.0 million per month from July 2001 through May 2002.

     Litigation

NCO Portfolio is party, from time to time, to various legal proceedings incidental to its business. In the opinion of management none of these items individually or in the aggregate would have a significant effect on the financial position, results of operations, cash flows, or liquidity of NCO Portfolio.

9.   Related Party Transactions:

     Servicing Fees

NCO Portfolio paid NCO Group to perform collection services for its purchased accounts receivable. NCO Group was paid a commission ranging from 20% to 40% depending on the nature of the accounts. Management believes that the commission rates were reasonable and were consistent with rates charged by other collection agencies for the same type of services.

     Operating Costs and Expenses and Shared Services

NCO Group paid all costs on behalf of NCO Portfolio. NCO Portfolio reimburses NCO Group in full for these costs. These costs included certain shared services, including office space, human resources, insurance, legal, payroll processing, external reporting, management information systems and certain other administrative expenses. The shared services were $18,000 and $98,000 for the period from January 22, 1999 to December 31, 1999 and the year ended December 31, 2000, respectively.

     Notes Payable, Affiliate

NCO Portfolio borrowed money from a wholly owned subsidiary of NGO Group to finance the purchase of accounts receivable and to fund certain operating costs. NCO Portfolio remitted all cash collections to NCO Group. NCO Portfolio was charged interest using a weighted average interest rate of 9.47% and 10.24% for the period from January 22, 1999 to December 31, 1999 and the year ended December 31, 2000, respectively, on the net balance outstanding from the wholly owned subsidiary of NCO Group.

     NCO Group Credit Facility

NCO Group has a credit agreement with Mellon Bank, N.A. ("Mellon Bank"), for itself and as administrative agent for other participating lenders, that provides for borrowings up to $350.0 million, structured as a revolving credit facility. NCO Group's borrowings are collateralized by subsantially all the assets of NCO Group, including its stock of NCO Portfolio. The balance under the revolving credit facility will become due on May 20, 2004. The credit agreement contains certain financial covenants such as maintaining net worth and funded debt to EBITDA requirements and includes restrictions on, among other things, acquisitions and distributions to shareholders. As of December 31, 2000, NCO Group was in compliance with all of its financial covenants.

10.  Subsequent Events (Unaudited):

In February 2001, NCO Portfolio acquired all of the outstanding stock of Creditrust Corporation ("Creditrust") in exchange for approximately 4.4 million shares of NCO Portfolio common stock. As a result of the acquisition, NCO Portfolio became a publicly traded company (Nasdaq: NCPM). After the acquisition, NCO Group owned approximately 63% of the outstanding stock, subject to certain adjustments. As part of the acquisition, NCO Portfolio signed a ten-year service agreement that appointed NCO Group as the sole provider of collection services to NCO Portfolio. NCO Group has agreed to offer all of its future U.S. accounts receivable purchase opportunities to NCO Portfolio. In connection with the acquisition, NCO Group amended its credit agreement with Mellon Bank to make $50.0 million of its credit facility available for the use of NCO Portfolio. Upon completion of the acquisition, NCO Group borrowed $36.3 million for NCO Portfolio under this credit facility.

In April 2001, NCO Group completed the sale of $125.0 million aggregate principal amount of 4.75% Convertible Subordinated Notes due 2006 ("Notes") in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The Notes are convertible into NCO Group common stock at an initial conversion price of approximately $32.92 per share. The $121.3 million of net proceeds from the sale of the Notes were used to repay debt under NCO Group's revolving credit facility.

                         NCO PORTFOLIO MANAGEMENT, INC.
                               Statement of Income
                      For the year ended December 31, 2000
                                   (Unaudited)
                             (dollars in thousands)

                                                            For the three months ended
                                        -------------------------------------------------------------         For the year ended
                                         March 31,       June 30,      September 30,     December 31,             December 31,
                                           2000            2000            2000             2000                      2000
                                        ----------      ---------      -------------     ------------         -------------------
Revenue                                   $ 890          $ 2,837         $ 3,984          $ 5,440                   $ 13,151

Operating costs and expenses:
   Payroll and related expenses              74               74              74              105                        327
   Servicing fee expenses                   516            1,003           1,783            2,439                      5,741
   Selling, general, and
    administrative expenses                   7               15              34               56                        112
                                          -----          -------         -------          -------                   --------
                                            597            1,092           1,891            2,600                      6,180
                                          -----          -------         -------          -------                   --------

Income from operations                      293            1,745           2,093            2,840                      6,971

Other income (expense):
   Interest expense                        (164)            (283)           (379)            (508)                    (1,334)
                                          -----          -------         -------          -------                   --------
                                           (164)            (283)           (379)            (508)                    (1,334)
                                          -----          -------         -------          -------                   --------
Income before income tax expense            129            1,462           1,714            2,332                      5,637

Income tax expense                           48              548             643              875                      2,114
                                          -----          -------         -------          -------                   --------
Net income                                 $ 81            $ 914         $ 1,071          $ 1,457                    $ 3,523
                                          =====          =======         =======          =======                   ========


Net income per share:
  Basic                                  $ 0.01           $ 0.11          $ 0.12           $ 0.17                     $ 0.41
                                         ======          =======         =======          =======                   ========
  Diluted                                $ 0.01           $ 0.11          $ 0.12           $ 0.17                     $ 0.41
                                         ======          =======         =======          =======                   ========

Weighted average shares outstanding:
  Basic                                   8,599            8,599           8,599            8,599                      8,599
                                         ======          =======         =======          =======                   ========
  Diluted                                 8,599            8,599           8,599            8,599                      8,599
                                         ======          =======         =======          =======                   ========

                         NCO PORTFOLIO MANAGEMENT, INC.
                   Pro Forma Consolidated Financial Statements
                              Basis of Presentation

     The Pro Forma Consolidated Balance Sheet as of December 31, 2000 and the Pro Forma Consolidated Statement of Income for the year ended December 31, 2000 are based on the historical financial statements of NCO Portfolio Management, Inc. ("NCPM") and Creditrust Corporation ("Creditrust"). The acquisition of Creditrust has been accounted for using the purchase method of accounting with the results of Creditrust included in NCPM's historical statements of income beginning on the date of acquisition.

     The Pro Forma Consolidated Balance Sheet as of December 31, 2000 has been prepared assuming the Creditrust acquisition was completed on December 31, 2000.

    The Pro Forma Consolidated Statement of Income for the year ended December 31, 2000 has been prepared assuming the Creditrust acquisition was completed on January 1, 2000.

    The Pro Forma Consolidated Balance Sheet and Statement of Income do not purport to represent what NCPM's actual financial position or results of operations would have been had the acquisition of Creditrust occurred as of such dates, or to project NCPM's financial position or results of operations for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocations of purchase price to the assets and liabilities of Creditrust are preliminary and the final allocations may differ from the amounts reflected herein. The unaudited Pro Forma Consolidated Balance Sheet and Statement of Income should be read in conjunction with NCPM's financial statements and notes thereto, included elsewhere in this Current Report on Form 8-K/A, and the historical financial statements of Creditrust which are incorporated by reference in this Current Report on Form 8-K/A.

                         NCO PORTFOLIO MANAGEMENT, INC.
                      Pro Forma Consolidated Balance Sheet
                                December 31, 2000
                                   (Unaudited)
                             (dollars in thousands)

                                                                                          Acquisition
                                                      NCO Portfolio     Creditrust       Adjustments (1)        Pro Forma
                                                      -------------     ----------       ---------------      -------------
ASSETS

Cash and cash equivalents                               $     -        $   3,244           $   2,320            $   5,564
Restricted cash                                               -            3,629              (2,504)               1,125
Purchased accounts receivable                            31,480          103,694                (768)             134,406
Investment in securitization                                  -            9,059              (5,443)               3,616
Property and equipment, net                                   -            3,130              (3,130)                   -
Intangibles,  net of accumulated amortization                 -            4,459              (3,584)                 875
Deferred income taxes                                         -           16,818             (11,758)               5,060
Other assets                                                666            1,172                (666)               1,172
                                                       ---------       ----------          ----------           ----------

Total assets                                           $ 32,146        $ 145,205           $ (25,533)           $ 151,818
                                                       =========       ==========          ==========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Debt                                                   $      -        $  88,920           $  11,986            $ 100,906
Notes payable, affiliates                                23,377                -             (23,377)                   -
Accounts payable                                              -           13,753             (13,471)                 282
Accrued expenses                                              -            2,540                   -                2,540
Accrued compensation and related expenses                     -            1,270                   -                1,270
Deferred income taxes                                     4,940                -              (4,940)                   -
                                                       ---------       ----------           ---------           ----------

Total liabilities                                        28,317          106,483             (29,802)             104,998

Stockholders' equity
    Common stock                                              1              105                  30                  136
    Additional paid-in-capital                                -           72,109             (29,253)              42,856
    Stock held for benefit plan                               -             (269)                269                    -
    Retained earnings (deficit)                           3,828          (33,223)             33,223                3,828
                                                       ---------       ----------          ----------           ----------
Stockholders' equity                                      3,829           38,722               4,269               46,820
                                                       ---------       ----------          ----------           ----------

Total liabilities and stockholders' equity             $ 32,146        $ 145,205           $ (25,533)           $ 151,818
                                                       =========       ==========          ==========           ==========


                         NCO PORTFOLIO MANAGEMENT, INC.
                   Pro Forma Consolidated Statement of Income
                      For the Year Ended December 31, 2000
                                   (Unaudited)
                (amounts in thousands, except per share amounts)

                                                                                                Acquisition
                                                       NCO Portfolio        Creditrust          Adjustments             Pro Forma
                                                       -------------        ----------          ------------            ---------
Revenue                                                  $ 13,151            $ 42,149               $     -             $ 55,300

Operating costs and expenses:
    Payroll and related expenses                              327              23,369                     -               23,696
    Servicing fee expenses                                  5,741               1,176                     -                6,917
    Selling, general, and administrative expenses             112              15,928                     -               16,040
    Depreciation and amortization expense                       -               4,281                (2,064) (2)           2,217
    Impairment of securitization                                -              18,849                     -               18,849
    Impairment of finance receivables                           -              52,851                     -               52,851
    Restructuring costs                                         -               8,773                     -                8,773
                                                         ---------          ----------             ---------           ----------
         Total operating costs and expenses                 6,180             125,227                (2,064)             129,343
                                                         ---------          ----------             ---------           ----------
Income (loss) from operations                               6,971             (83,078)                2,064              (74,043)

Other income (expense):
    Interest and investment income                              -                 797                     -                  797
    Interest expense                                       (1,334)            (12,993)                  102  (3)         (14,225)
    Reorganization items:
      Professional fees                                         -              (2,620)                2,620  (4)               -
                                                         ---------          ----------             ---------           ----------
                                                           (1,334)            (14,816)                2,722              (13,428)
                                                         ---------          ----------             ---------           ----------
Income (loss) before income tax expense                     5,637             (97,894)                4,786              (87,471)

Income tax expense (benefit)                                2,114             (35,507)                6,818  (5)         (26,575)
                                                         ---------          ----------             ---------           ----------

Net income (loss)                                         $ 3,523           $ (62,387)             $ (2,032)           $ (60,896)
                                                         =========          ==========             =========           ==========


Net income (loss) per share:
    Basic                                                  $ 0.41                                                        $ (4.49)
                                                         =========                                                     ==========
    Diluted                                                $ 0.41                                                        $ (4.49)
                                                         =========                                                     ==========

Weighted average shares outstanding:
    Basic                                                   8,599                                                         13,576
                                                         =========                                                     ==========
    Diluted                                                 8,599                                                         13,576
                                                         =========                                                     ==========

                         NCO PORTFOLIO MANAGEMENT, INC.
                         Notes to Pro Forma Consolidated
                              Financial Statements
                                   (Unaudited)



(1) Gives effect to the following acquisition related adjustments: (i) the issuance of $3 million of common stock to an affiliate and another investor for $2,320,000 of cash and forgiveness of a note payable of $680,000; (ii) the reduction of securitized debt by utilizing reserves included in restricted cash; (iii) the adjustment of the purchased accounts receivable portfolios to market value; (iv) the adjustment of the investment in securitizations to market value; (v) the sale of all property and equipment to, and the assumption of all capital leases by an affiliated company; (vi) the elimination of deferred financing fees from pre-acquisition debt; (vii) the addition of $875,000 of deferred financing fees for the new $50 million credit facility; (viii) the adjustment of deferred income tax assets that may not be recoverable after the acquisition and the reclassification of the deferred income tax liability of NCPM against the remaining deferred income tax asset of Creditrust; (ix) the allocation of deferred acquisition costs to the acquired assets; (x) the net increase in debt after the pay-off of existing debt with borrowings under the new credit facility and incremental borrowings required to finance the acquisition; (xi) the contribution of the note payable to NCPM's parent company; and (xii) the pay-off of certain liabilities at the time of the acquisition.

(2) Gives effect to: (i) the elimination of amortization expense from deferred financing fees written-off; and (ii) the addition of amortization expense from $875,000 of new deferred financing costs.

(3) Gives effect to the change in interest expense from: (i) the replacement of pre-acquisition debt with the new credit facility; (ii) the reduction in securitized debt by utilizing reserves included in restricted cash; and
     (iii) the elimination of original issue discounts associated with warrants eliminated as part of the acquisition.

(4) Gives effect to the adjustment of professional fees incurred in connection with the bankruptcy of Creditrust and the acquisition.

(5) Gives effect to the adjustment of deferred income tax assets that may not be recoverable after the acquisition.